UNDERWRITING AGREEMENT

Dated as of April 28, 2008

U.S. Geothermal Inc.

1505 Tyrell Lane

Boise, Idaho 83706

Attention:	Daniel Kunz

Chief Executive Officer, President and Director

Dear Sirs:

Re: Placement of Shares of Units

We understand that U.S. Geothermal Inc. (the “Corporation”) proposes to issue and sell 4,260,000 Units, each Unit consisting of one share of common stock par value US $0.001 (the “Shares”) and one-half of one Warrant (as defined below). Each whole common share purchase warrant (a “Warrant”) will entitle the holder thereof to acquire one share of common stock par value US$0.001 (the “Warrant Shares”) at any time after the date of issue until 4:00 p.m. (Vancouver time) on the date that is 24 months following the Closing Date (as defined below) for US$3.00 per Warrant Share.

1.	Offer to Purchase

Based upon the foregoing and subject to the terms and conditions set out below, Clarus Securities Inc. (“Clarus”), Toll Cross Securities Inc. and Loewen Ondaatje McCutcheon Limited (collectively, the “Underwriters” and, individually, an “Underwriter”) hereby severally and not jointly offer to purchase from the Corporation, if, as and when issued by the Corporation, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as defined below), the Units at a price (the “Offering Price”) of CAD$2.35 per Unit for an aggregate consideration of CAD$10,011,000 (the “Offering”).

The Underwriters shall have the option, exercisable at any time until 48 hours prior to the Closing Time, to purchase an additional 2,122,500 Units (the “Optioned Units”) at the Offering Price, such that the aggregate number of Units to be purchased by the Underwriters will be, if this option is exercised in full, 6,382,500 Units for an aggregate purchase price of CAD$14,998,875.00.

The several obligations of the Underwriters to purchase the Units shall be allocated to the Underwriters in accordance with the percentages in Section 13 hereof.

2.	Definitions

In this Agreement, unless otherwise defined herein, and in addition to the terms defined elsewhere herein, the following capitalized terms shall have the following meanings:

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D and where a subscriber is a Canadian resident, National Instrument 45-106;

“Additional Shares” means the Common Shares issuable to the Purchasers in the circumstances as provided in paragraph 6(d) of this Agreement;

“Broker Shares” has the meaning ascribed thereto in Section 7;

“Broker Warrants” has the meaning ascribed thereto in Section 7;

“business day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia or Boise, Idaho;

“Closing” means the completion of the issue and sale by the Corporation and the purchase by the Purchasers of the Units;

“Closing Date” means April 28, 2008 or such other date as the Corporation and the Underwriters may agree;

“Closing Time” means 6:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Corporation and the Underwriters may agree;

“Common Shares” means the shares of common stock par value US $0.001 in the capital of the Corporation;

“Corporation’s Auditors” means Williams & Webster, P.S., the auditors of the Corporation;

“Corporation’s Counsel” means the law firms of Dorsey & Whitney LLP insofar as the laws of the United States are concerned and Goodmans in so far as the laws of Canada are concerned, each being counsel to the Corporation;

“Directed Selling Efforts” means directed selling efforts, as used under Rule 902(c) of Regulation S under the 1933 Act;

“Disclosure Documents” means each document (as such term is defined in Section 138.1 of the Securities Act (Ontario)) released by the Corporation since March 31, 2007;

“Effectiveness Date” means with respect to the Registration Statement required to be filed in accordance with the terms of this Agreement and the Subscription Agreement, the day that is the five months following the Closing Date. For purposes of clarification, the declaration of a Delay Period (as such term is defined in Schedule F of the Subscription Agreement) prior to the effectiveness of the Registration Statement does not modify the Effectiveness Date;

“Empire Project” means the assets proposed to be acquired under a purchase and sale agreement dated March 31, 2008 (the “Empire Acquisition Agreement”) between the Corporation, Michael B. Stewart and Empire Geothermal Power LLC in connection with a 3.6 megawatt operating geothermal power plant and approximately 18,000 acres of geothermal energy leases and certain ground work rights all located north of Reno, Nevada, as further described in the Disclosure Documents;

“Environmental Laws” has the meaning ascribed thereto in paragraph 5(s);

“FINRA” has the meaning ascribed thereto in Section 3(e);

“General Solicitation or General Advertising” means “general solicitation or general advertising”, as used under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Governmental Authority” means any domestic or foreign government, whether federal, provincial, state, territorial, local, regional, municipal or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government;

“Hazardous Substances” has the meaning ascribed thereto in paragraph 5(s);

“Indemnified Party” has the meaning ascribed thereto in paragraph 11(d);

“Intellectual Property” has the meaning ascribed thereto in paragraph 5(nn);

“Material Subsidiaries” means the Subsidiaries whose assets or revenues, calculated on an individual basis, represent more than 10% of the consolidated assets or revenues of the Corporation;

“misrepresentation”, “material fact” and “material change” have the respective meanings ascribed thereto in theSecurities Act (Ontario);

“Neal Hot Springs Project” means the Neal Hot Springs exploration project located in eastern Oregon as described in the Disclosure Documents;

“Offering Jurisdictions” means the Provinces of Canada, any state of the United States of America and such other jurisdictions where the Underwriters choose to sell Units in accordance with this Agreement;

“Offering Price” means the price of CAD$2.35 per Unit;

“Optioned Units” has the meaning ascribed thereto in Section 1;

“Purchasers” means the purchasers of the Units under the terms of this Agreement, which term includes the Underwriters and all Substituted Purchasers as contemplated by Section 3;

“Raft River Energy I LLC” means Raft River Energy I LLC, a Delaware limited liability company, the joint venture entity established to facilitate the financing of Phase 1 of the Raft River Project;

“Raft River Project” means Phase 1 of development at Raft River located in Southern Idaho, resulting in the construction and operation of a 13 megawatt binary cycle geothermal power plant (Unit 1), as described in the Disclosure Documents;

“Registration Statement” has the meaning ascribed thereto in the Subscription Agreements;

“Regulation D” means Regulation D adopted by the SEC under the 1933 Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Laws” means the applicable securities laws, regulations, rules, policy statements and prescribed forms, collectively, of each of the Offering Jurisdictions;

“Securities Regulators” means the securities commissions or applicable regulatory authorities in each of the Offering Jurisdictions;

“Shares” shall have the meaning ascribed thereto in the first paragraph of this Agreement and shall, upon the exercise by the Underwriters of the right to acquire Optioned Units, include the Common Shares underlying the Optioned Units;

“Subscription Agreements”means the agreements to be executed by each of the Substituted Purchasers in respect of the Units to be purchased by them, and accepted by the Corporation, in the form annexed hereto as Schedule “C” to this Agreement;

“Subsidiary” means Raft River Energy I LLC andany entity of which more than 50 percent of the voting securities are directly or indirectly owned by the Corporation and the financial statements of which are consolidated with those of the Corporation;

“Substituted Purchasers” means each of the Purchasers, other than the Underwriters, whose Subscription Agreement has been accepted by the Corporation in accordance with Section 3;

“this Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters herein;

“to the knowledge of” means (unless otherwise expressly stated), with respect to the Corporation, a statement of the actual knowledge, after having made reasonable enquiries or investigations of the executive officers of the Corporation of the facts or circumstances to which such phrase relates;

“Underwriters’ Counsel” means the law firms of Arnold & Porter LLP insofar as the laws of the United States are concerned and Borden Ladner Gervais LLP in so far as the laws of Canada are concerned, each being counsel to the Underwriters;

“Underwriters’ Personnel” has the meaning ascribed thereto in Section 11(a);

“Units” shall have the meaning ascribed thereto in the first paragraph of this Agreement and, upon the exercise by the Underwriters of the right to acquire Optioned Units, shall include the Optioned Units;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Affiliate” of any Underwriter means the U.S. registered broker-dealer affiliate of such Underwriter;

“U.S. Person” means a U.S. Person as defined in Rule 902(k) of Regulation S under the 1933 Act;

“U.S. Securities Laws” means the applicable blue sky or securities legislation in the United States, together with the 1934 Act and the 1933 Act and the rules and regulations of the SEC or state securities authority thereunder;

“Warrants” has the meaning ascribed thereto in paragraph 1 of this Agreement and, upon the exercise by the Underwriters of the right to acquire Optioned Units, shall include the Warrants underlying the Optioned Units and which shall be evidenced by the Warrant Certificates;

“Warrant Certificates” means the Warrant certificates evidencing the Warrants in the form attached hereto as Schedule “D”;

“Warrant Shares” has the meaning ascribed thereto in paragraph 1 of this Agreement;

“1933 Act” means the United States Securities Act of 1933, as amended; and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof; and

“1934 Act” means the United States Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof.

Any reference in this Agreement to any Section, Subsection, paragraph or subparagraph shall refer to a Section, Subsection, paragraph or subparagraph of this Agreement.

3.	Substituted Purchasers and Compliance with Securities Laws
(a)

The Underwriters and their U.S. Affiliates will have the right to arrange for Substituted Purchasers for the Units in one or more of the Offering Jurisdictions in accordance with the terms of this Agreement.

(b)

The Underwriters and their U.S. Affiliates hereby severally represent, warrant and covenant with the Corporation that they are duly qualified and registered to carry on business as securities dealers in each of the Offering Jurisdictions where the sale of the Units requires such qualification and/or registration.

(c)	The Underwriters agree that they shall offer the Units in such manner that, pursuant to the Securities Laws:
(i)	no prospectus or similar document need be delivered or filed, other than any prescribed reports of the issue and sale of the Units; and
(ii)

the Corporation will not be required to register or (except for the filings referred to in paragraph 3(c)(i) above) be subject to continuous disclosure obligations in a jurisdiction in which it is not presently subject to such obligations.

(d)

The Underwriters covenant and agree to hold all non-public information concerning the Corporation and its subsidiaries obtained in the strictest of confidence and not to disclose such information to any other party (except where disclosure is required by law) and not to use such information for any purpose other than in connection with this Offering.

(e)

The Underwriters will not offer or sell the Units in any jurisdiction other than the Offering Jurisdictions (unless subsequently agreed to by the Corporation) in accordance with the terms of this Agreement.

(f)

The Underwriters represent, warrant and covenant that any offers or sales of Units: (i) will be conducted in such a manner so as not to require registration thereof or the filing of a prospectus (except as required by the Subscription Agreements) or an offering memorandum with respect thereto under the applicable securities legislation of the 1933 Act; (ii) will be conducted through an affiliate of each Underwriter duly registered with the SEC and the Financial Industry Regulatory Authority Inc. (the “FINRA”) and in compliance with U.S. Securities Laws; (iii) shall not be made (1) by any form of General Solicitation or General Advertising, or (2) in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; (iv) at Closing, each U.S. Affiliate who sold any Units together with its Canadian affiliate will provide a certificate, substantially in the form of annexed hereto as Schedule “B”, relating to the manner of the offer and sale of the Units.

(g)

The Underwriters shall notify the Corporation with respect to the identity of all Purchasers and, subject to the foregoing, the Corporation shall use all commercially reasonable efforts to secure compliance, prior to the Closing Time, with all applicable regulatory requirements of the Offering Jurisdictions whose Securities Laws are applicable to the sale of Units.

(h)

The Underwriters agree that if they offer to sell or sell any of the Units in jurisdictions other than Canada or the United States, such offers or sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to require registration of the Units, or the filing of a prospectus, registration statement or any other notice or document with respect to the distribution of the Units, under the laws of any jurisdiction outside the Offering Jurisdictions.

(i)

The Underwriters represent, warrant and covenant that, during the period in which the Units are offered for sale, neither the Underwriters, nor any of their affiliates, nor any person acting on their behalf has taken or will take, directly or indirectly, any action that would constitute a violation of Regulation M of the SEC under the 1934 Act.

4.	Notice of Material Change

During the period of distribution of the Units, which shall be the period from the date hereof to the Closing Time, the Corporation shall promptly notify the Underwriters in writing of:

(a)

any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities or obligations (contingent or otherwise), financial condition or capital of the Corporation; and

(b)	any material fact that arises or is discovered and which was not previously disclosed in the Disclosure Documents;

which material change or new material fact is, or may be, of such a nature as:

(i)	to render any Disclosure Document misleading or untrue;
(ii)	would result in any Disclosure Document not being in compliance with any Securities Laws;
(iii)	would reasonably be expected to have a significant effect on the market price or value of the Common Shares; or
(iv)	would be material to a prospective Purchaser.

The Corporation shall in good faith discuss with the Underwriters any change in circumstances (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section 4.

5.	Representations and Warranties of the Corporation

The Corporation represents and warrants to each of the Underwriters and acknowledges that each of the Underwriters is relying upon such representations and warranties in connection with its execution and delivery of this Agreement that:

(a)

the Corporation and each Subsidiary was duly incorporated and is validly existing under the laws of the jurisdiction of incorporation and has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own, lease and operate its property and assets;

(b)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of and the performance of its obligations under this Agreement;
(c)

this Agreement and the Subscription Agreements have been and, as at the Closing Time, the Warrant Certificates and certificates evidencing the Broker Warrants will be, duly authorized, executed and delivered by the Corporation and (assuming due execution and delivery by the other parties thereto) is, or will be, a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(d)	the authorized and issued capital of the Corporation consists of 100 million Common Shares of which 55,339,253 Common Shares have been validly issued as at the date hereof, are outstanding as fully paid and non-assessable shares and were not issued in violation of any pre-emptive rights or other contractual rights to issue securities issued by the Corporation or of any applicable law;

(e)

no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any un-issued shares or other securities of the Corporation, except for:

(i)	the Shares, the Warrant Shares, the Additional Shares and the Broker Shares issuable pursuant to this Agreement and the Subscription Agreements;
(ii)	2,899,878 Common Shares issuable by the Corporation pursuant to stock options held by directors, officers and employees, and 295,454 Common Shares issuable pursuant to outstanding warrants; and
(iii)	the 290,000 common shares issuable to The Kosmos Company pursuant to a letter Agreement dated March 18, 2008 (the “Kosmos Agreement”);
(f)

the Shares, the Additional Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares to be issued by the Corporation and/or sold pursuant to this Agreement and the Subscription Agreements will be duly authorized for that issuance and sale by all necessary action on the part of the Corporation and, when issued and delivered by the Corporation against payment of the applicable consideration, the Shares, the Additional Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares pursuant to this Agreement and the Subscription Agreements, will have been validly issued, will be outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation or in violation of any applicable law;

(g)	each of the Corporation and each Subsidiary:
(i)

has complied with, and has conducted and is conducting its business in compliance in all material respects with all applicable laws, statutes, ordinances, regulations and rules in each jurisdiction in which it conducts business;

(ii)	is duly licensed, registered or qualified in all jurisdictions to enable its business to be carried on in all material respects as now conducted and its property and assets owned, leased and operated, and all such licences, registrations and qualifications are valid and subsisting and no such licence, registration or qualification contains any term, provision, condition or limitation which has or is likely to have any material adverse effect on its business as now conducted; and

(iii)

is not in default in filing any government returns, or payment of any licence or registration or qualification fee owing to any Governmental Authority under the laws of each jurisdiction in which it conducts business which has or is likely to have any material adverse effect on its business as now conducted;

(h)

the only Material Subsidiaries are U.S. Geothermal Inc., an Idaho corporation, Raft River Energy 1 LLC and USG Nevada LLC and the Corporation has not entered into any agreement of any nature to acquire any additional Material Subsidiary;

(i)

except as disclosed in the Disclosure Documents, the Corporation is the beneficial and registered owner of all of the issued and outstanding shares of each of its Subsidiaries, in each case free and clear of all mortgages, liens, charges, pledges, hypothecs, security interests, encumbrances, claims or other demands whatsoever, and all those shares have been validly issued, are issued and outstanding as fully paid and non-assessable shares and were not issued in violation of any pre-emptive rights or other contractual rights to issue securities issued by the Subsidiary or of any applicable law;

(j)

no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any un-issued shares or other securities of any Subsidiary;

(k)

the consolidated financial statements of the Corporation for the years ended March 31, 2007 and 2006, including the notes thereto, and for the 9-month period ending December 31, 2007, including notes thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods indicated and present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation on a consolidated basis as at the respective dates indicated and the sales, earnings and results of operations of the Corporation on a consolidated basis throughout the periods indicated;

(l)	the execution, delivery and performance of this Agreement and the Subscription Agreements by the Corporation and the completion of the transactions provided for in this Agreement will not (whether after the passage of time or notice or both) result in, any material respect:

(i)	the breach or violation of any of the provisions of, or constitute a default under, or a conflict with or cause the acceleration of, any obligation of the Corporation under:
(A)	any indenture, agreement or other instrument to which the Corporation or any Subsidiary is a party or by which it or its properties are bound or affected;
(B)	any provision of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of, the Corporation or any Subsidiary;
(C)	any judgment, decree, order or award of any Governmental Authority having jurisdiction over the Corporation;
(D)	any licence, permit, approval, consent or authorization issued to, held by or for the benefit of the Corporation or necessary to the operation of its business as now conducted; or
(E)	any applicable law or statute, or any ordinance, rule, regulation, policy, order or ruling made thereunder; or
(ii)	the creation or imposition of any mortgage, lien, charge, pledge, hypothec, security interest, encumbrance, claim or other demand whatsoever on any of the property or assets of the Corporation;
(m)

each of the contracts which is material to the Corporation is described in the Disclosure Documents and none of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any other party, is, in any material respect, in default or alleged to be in default in the performance of any term or obligation to be performed by it under any material contract to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary is bound or affected, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute such a default which in any way materially adversely affects or may materially adversely affect the business, operations, assets, liabilities, capital, prospects, condition (financial or otherwise) or results of operations of the Corporation and its Subsidiaries on a consolidated basis;

(n)

no legal or governmental proceedings are pending to which the Corporation and/or any Subsidiary is a party or to which the property of the Corporation and/or any Subsidiary is subject that would result individually or in the aggregate in a material adverse change in the operation, business or condition of the Corporation and its Subsidiaries on a consolidated basis, and no such proceedings have been threatened against or, to the knowledge of the Corporation, are contemplated with respect to the Corporation and/or any Subsidiary or with respect to any of their respective properties which would be material to the Corporation and its subsidiaries on a consolidated basis;

(o)

except as provided herein, there is no person, firm or corporation which has been engaged by the Corporation to act for the Corporation and which is entitled to any brokerage or finder’s fee in connection with this Agreement or the transactions contemplated hereunder;

(p)

the Corporation and each Subsidiary has paid or made adequate provision for the payment of all taxes (or payments in lieu of taxes) levied on its property or income which are due and payable, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such taxes except for charges, fees or dues which are not material in amount or which are not delinquent or if delinquent are being contested, and there is no material action, suit, proceeding, investigation, audit or claim no pending, or to its knowledge, threatened by any governmental authority regarding any taxes;

(q)

the Corporation and each Subsidiary is in material compliance with all applicable material laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business and for the purposes described in the Disclosure Documents; the Corporation has not received a notice of material non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially adversely affect the business of the Corporation or the business or legal environment under which the Corporation operates;

(r)

to its knowledge the Corporation, and except as previously disclosed, in writing, to the Underwriters, each Subsidiary and the Empire Project has not caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, the “Hazardous Substances”) on or from any of its properties or assets nor has it received any notice that it is potentially responsible for a material, on a consolidated basis, clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment (the “Environmental Laws”), occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(s)

the Corporation and each Subsidiary holds all material licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and for the purposes described in the Disclosure Documents, and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold or the lack of good standing in respect to such licences, registrations, qualifications, permits and consents would not materially adversely affect the assets, business, results of operations, or condition of the Corporation and its Subsidiaries on a consolidated basis;

(t)

the Corporation has, or, in the case of the Empire Project, will acquire on the closing under the purchase and sale agreement relating to the Empire Project (the “Empire Closing”), all the leases, easements, rights of way, access rights, including but not limited to any mineral and geothermal rights in respect of lands related to the Raft River Project, Empire Project and the Neal Hot Springs Project, and rights and allocation to water, that are necessary to conduct its business as currently conducted and, except for the proposed replacement power plant at the Empire Project, proposed to be conducted as described in the Disclosure Documents, except where the failure to hold such leases easements, rights of way, access rights, and rights and allocation to water would not materially adversely affect the assets, business, results of operations or condition of the Corporation and its Subsidiaries on a consolidated basis.

(u)

all licenses, permits, authorizations and other approvals required under applicable law in connection with the leases, easements, rights of way and access rights are in full force and effect and are sufficient to permit the Corporation and each Subsidiary to conduct its business as currently conducted and, except for the proposed replacement power plant at the Empire Project, proposed to be conducted as described in the Disclosure Documents;

(v)

no event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by any party to any of the leases, easements, rights of way or access rights and no party to any lease, easement, right of way or access right is claiming any such default or taking any action purportedly based upon any such default, except where the failure of such licenses, permits, authorizations and other approvals to be in full force and effect would not materially adversely affect the assets, business, results of operations or condition of the Corporation and its Subsidiaries on a consolidated basis;

(w)

the Corporation has not received any, nor to the Corporation’s knowledge are there any pending or threatened, notices of violation or alleged violation of any applicable laws affecting the Raft River Project, the Empire Project and the Neal Hot Springs Project or any of the assets previously acquired under the Empire Acquisition Agreement (the “First Empire Assets”);

(x)

the Corporation has, or, in the case of the Empire Project, will have, on the Empire Closing, such rights of entry and exit to and from the Raft River Project, Empire Project and the Neal Hot Springs Project as are reasonably necessary to carry on its business and operate (or, in the case of the Empire Project, as the Corporation proposes to operate) at the Raft River Project, the Empire Project and the Neal Hot Springs Project and in connection with the First Empire Assets;

(y)

there are no material restrictions imposed by any applicable law or by agreement which conflict with the proposed acquisition, development, construction, maintenance and operation of the Raft River Project, the Empire Project or the Neal Hot Springs Project and in connection with the first Empire Assets;

(z)

to the Corporation’s knowledge, the Raft River Project and the Empire Project are now zoned and otherwise regulated and serviced so as to permit the use of the sites for their intended uses and in accordance with applicable law;

(aa)

neither the Corporation nor any Subsidiary has received written notice of any claims for construction liens or other liens, charges, encumbrances, security interests or adverse claims with respect to work or services performed or materials supplied to, on or in connection with the Raft River Project, the Empire Project (including the First Empire Assets) and the Neal Hot Springs Project other than liens or encumbrances imposed in the ordinary course of business or liens that will be removed at the time of the Empire Closing;

(bb)

there are no outstanding judgments, writs of execution, seizures, injunctions or directives against the Corporation or any Subsidiary nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to the Raft River Project, the Empire Project (including the First Empire Assets) and the Neal Hot Springs Project;

(cc)

to the Corporation's knowledge, the services to be performed, the materials to be supplied and the real property interests, leases, easements, rights of way, access rights and other rights relating to the Raft River Project and the Empire Project (including the First Empire Assets):

(i)	comprise all of the property interests necessary to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of the Raft

River Project and the Empire Project (including the First empire Assets), as applicable;

(ii)

are sufficient to enable the Raft River Project and the Empire Project (including the First Empire Assets), as applicable, to be located, constructed and operated on the Raft River Project and the Empire Project (including the First Empire Assets), as applicable; and

(iii)

the easements provide adequate ingress and egress from the Raft River Project, and the Empire Project (including the First empire Assets), as applicable, for any reasonable purpose in connection with the construction and operation of the Raft River Project and the Empire Project (including the first Empire Assets), as applicable;

(dd)

the Corporation holds all necessary rights for all roads necessary for full utilization of the Raft River Project, and the Empire Project (including the First Empire Assets), as applicable, as each is currently conducted;

(ee)

all necessary easements, rights of way, licenses, agreements and other rights for the transmission, interconnection and utilization of the interconnection facilities have been acquired for the Raft River Project, or in the case of the Empire Project, will be acquired on the Empire Closing as each project is currently conducted and as each is intended to be developed;

(ff)

except as disclosed in the Disclosure Documents, the Corporation or its Subsidiary is the absolute legal and beneficial owner, and has good and marketable title to, all of the material property or assets of the Corporation or the Subsidiary, as applicable, described in the Disclosure Documents, and no other property or assets are necessary for the conduct of the business of the Corporation and each Subsidiary as currently conducted, or as proposed to be conducted, and none of the Corporation or any of the Subsidiaries has any, or will have any, following the Empire Closing, responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any person with respect to its property and assets other than under the Kosmos Agreement and all other leases relating to the Empire Closing;

(gg)

the Corporation has provided to the Underwriters and their counsel full access to all due diligence materials (or accurate summaries of the material elements thereof) and information provided to it in connection with the Empire Project and its counsel or independently compiled by the Corporation or its Subsidiaries and their agents with respect to the Empire Project and is not aware of any material misrepresentations or inaccuracies in such material or information;

(hh)

the Corporation is not aware of any information relating to the Empire Project which could, upon or after completion of the Empire Closing by the Corporation, reasonably be expected to have a material adverse effect on the business, operations, assets (including information or data related to the estimated value or book value of assets), liabilities, ownership, management, securities, capital, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries on a consolidated basis;

(ii)

the Corporation has a reasonable basis for the disclosure in the Disclosure Documents relating to the ability to replace and expand the production capabilities of the Empire Project and the estimated costs of completing such replacement and expansion and the assumptions in connection therewith are consistent with all material facts known to the Corporation and are reasonable in the circumstances;

(jj)

the Corporation is not aware of any existing, pending or threatened fact, event, circumstance or regulatory action that could reasonably be expected to prevent or impede the completion of the Empire Closing;

(kk)

the Corporation has no reason to believe that the representations and warranties of the vendors in the Empire Acquisition Agreement are not true as at the date hereof or that the vendors are in breach of any covenants therein;

(ll)

the Corporation is a reporting issuer under the securities laws of Ontario, Alberta and British Columbia and a registrant under the 1934 Act, is not in default in any material respect of any requirement of such Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by the Securities Regulators of the Provinces of Ontrio, Alberta and British Columbia;

(mm)

the securities underlying the Units will not be subject to a restricted period or to a statutory hold period under the Securities Laws or to any resale restriction under the policies of the Toronto Stock Exchange other than as described in the Subscription Agreement;

(nn)

since March 31, 2007, the Corporation has been in compliance in all material respects with its continuous disclosure obligations under the Securities Laws and the policies, rules and regulations of the Toronto Stock Exchange;

(oo)

all the statements set forth in the Disclosure Documents were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements and the Corporation has not filed any confidential material change reports under the laws of Canada since the date of such statements which remain confidential as at the date hereof;

(pp)

other than as disclosed in the Disclosure Documents, no material fact or material change has arisen or has been discovered which would have been required to have been stated in the Disclosure Documents had the fact arisen or been discovered on, or prior to, the date of such Disclosure Documents;

(qq)

the Corporation’s Auditors are independent public accountants as required under applicable Securities Laws, are qualified to act as auditors of the Corporation under the applicable Securities Laws, and there has never been a reportable disagreement (within the meaning of National Instrument 51-102) between the Corporation and the Corporation’s Auditors;

(rr)

the Corporation has all licenses, leases, permits, authorizations and other approvals, all proprietary rights to all patents and patent applications, all copyrights, registered and unregistered, and all rights, claims and privileges pertaining thereto, software and documentation therefor, object code, source code (including all programmers’ notes), procedures, methods, works of authorship, and other documentation, data and information, inventions (whether or not patentable), formulas, processes, invention disclosures, technology, technical data or information, and all rights, claims and privileges pertaining thereto, all industrial designs, trade secrets, know-how, concepts, information and all other intellectual and industrial property and other proprietary rights information and other intellectual and industrial property (collectively, “Intellectual Property”) necessary to permit the Corporation, in all material respects, to conduct its business as currently conducted; the Corporation has not received any notice nor is it aware of any material infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Corporation therein;

(ss)

during the period in which the Units are offered for sale, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, their affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act to be unavailable for offers and sales of the Units, pursuant to this Agreement;

(tt)	none of the Corporation, any of its affiliates or any person acting on its or their behalf have engaged or will engage in any form of General

Solicitation or General Advertising with respect to offers or sales of the Units;

(uu)

the Corporation has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be “integrated” with the Offering and that would cause the exemption afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D to be unavailable for offers and sales of the Units;

(vv)

during the period in which the Units are offered for sale, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, their affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action that would constitute a violation of Regulation M of the SEC under the 1934 Act;

(ww)

the Corporation shall cause a Form D to be filed with the SEC within 15 days of the first sale of Units and shall, unless directed to the contrary by the Underwriter with regard to any jurisdiction in which a U.S. Affiliate is relying on a state institutional exemption that does not require the making of any filing, make such other filings as shall be required by applicable state securities laws to secure exemption from registration under such securities laws for the sale of the Units in such states;

(xx)

neither the Corporation nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of notice of sales on Form D; and

(yy)

the Corporation is not now and, as a result of the transactions contemplated by this Agreement and the Subscription Agreements, will not be an “investment company” (as defined in the United States Investment Company Act of 1940) that is or will be required to be registered under Section 8 of that Act;

6.	Covenants of the Corporation

The Corporation agrees with the Underwriters that:

(a)

it will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of the imposition of any cease trading or similar order affecting the Units (or any securities underlying the Units) or order modifying or making unavailable any exemption pursuant to which the Units (or any securities underlying the Units) are being offered or sold, or the institution, threatening or contemplation of any proceeding for any such purpose or any request made by any Securities Regulator relating to the Offering;

(b)

for a period commencing on the date of execution of this letter and ending 120 days following the Closing Date, the Corporation agrees that it will not, and will not announce any intention to, a) provide any waivers to accelerate the trading of any Common Shares that are currently restricted from trading without the prior written consent of Clarus, which consent shall not be unreasonably withheld or delayed, or b) directly or indirectly, offer or sell, or negotiate or enter into an agreement to offer or sell any Common Shares or financial instruments convertible or exchangeable into Common Shares, other than pursuant to: (i) the exercise of convertible securities, options or warrants outstanding at the date hereof, (ii) the grant or exercise of options pursuant to the Corporation’s Stock Option Plan, or (iii) one or more arm’s length acquisitions by the Corporation or its subsidiaries without the prior written consent of Clarus, which consent shall not be unreasonably withheld or delayed or (iv) an offer or sale, or a negotiation or entry into an agreement to offer or sell to a strategic investor or investors securities which are “restricted securities” under the US Securities Act and the Corporation takes no action to register the resale of such securities prior to six months from the issuance of such securities, without the prior written consent of Clarus, which consent shall not be unreasonably withheld or delayed.

(c)

at any time prior to the Closing, it will permit the Underwriters and their counsel to conduct any due diligence investigations which are considered by the Underwriters and their counsel to be appropriate in the circumstances;

(d)

if the Registration Statement is not declared effective by the SEC on or before the Effectiveness Date, the Corporation shall issue the Additional Shares, to the persons entitled thereto, in accordance with the provisions of Schedule F of the Subscription Agreement;

(e)

for the shorter of: (i) the 24-month period following the Closing Date; and (ii) the Effectiveness Period as defined in Schedule “F” to the Subscription Agreement, the Corporation shall comply with the continuous disclosure and periodic filing obligations of the Securities Laws applicable to reporting issuers and registrants;

(f)

the representations, warranties, covenants and agreements of the Corporation included in the Subscription Agreements are made for the benefit of, and intended to be relied upon by, the Underwriters, as well as for the benefit of the Purchasers, and are incorporated by reference herein; and

(g)	it will use commercially reasonable efforts to satisfy the conditions of Closing.
7.	Underwriters’ Fee

In consideration for the Underwriters’ services in connection with the issue and sale of the Units under the terms of this Agreement, the Corporation agrees to pay to Clarus, on behalf of the Underwriters, at Closing Time a cash fee equal to 6.0% of the gross proceeds of the offering of Units, less US $45,000.

The Corporation will also grant to the Underwriters broker warrants (the “Broker Warrants”) to purchase that number of Common Shares of the Corporation equal to 3% of the number of Units sold under the terms of this Agreement. The Broker Warrants will be exercisable, in whole or in part, during the currency thereof, at any time during the period commencing on the Closing Date and ending on the date that is 24 months from the Closing Date at an exercise price of the U.S. dollar equivalent of CAD$2.37 (calculated as of the Closing Date), subject to the terms and conditions of the Broker Warrants. At the Closing Time, the Corporation shall deliver to the Underwriters certificates evidencing the terms of the Broker Warrants to which the Underwriters are entitled substantially in form and substance as will be agreed upon by the Corporation and the Underwriters acting reasonably hereto issued in such denominations and in such names as Clarus may direct. The Common Shares of the Corporation which may be acquired upon exercise of the Broker Warrants are referred to herein as “Broker Shares”.

Such Underwriter’s resale of Broker Shares shall be registered on the Registration Statement on the same basis as Substituted Purchasers as further described in Schedule “F” to the Subscription Agreement, and the Underwriters shall have the benefit of the provisions thereof.

8.	Closing Procedures

The purchase and sale of the Units shall be completed at the Closing Time at the offices of the Corporation’s Counsel in Vancouver andToronto or at such other place as the Underwriters and the Corporation may agree. At the Closing Time the Corporation shall deliver to Clarus on behalf of the Underwriters certificates representing the Shares and Warrants, registered in the name of “Clarus Securities Inc.” or, if directed in writing at least one business day prior to the Closing Date (in sufficient time prior to the closing to enable the Corporation to prepare the required certificates for closing), in the name of Substituted Purchasers in accordance with a written direction from Clarus (or as otherwise directed in writing by Clarus not less than one business day before the Closing Time), against payment by the Underwriters to the Corporation of the aggregate purchase price for the Units, net of the Underwriters’ fee and expenses of the Offering, by wire transfer or a certified cheque.

9.	Expenses

Except as otherwise provided herein, the Corporation agrees to pay all costs, fees, and expenses incidental to the performance of the obligations set out in this Agreement, whether incurred by the Corporation or the Underwriters and whether or not the transactions contemplated herein are consummated, including, without limitation, all costs and expenses incidental to:

(a)	the fees and disbursements of the Corporation’s Counsel, the Corporation’s Auditors and any other experts, advisors or consultants retained by the Corporation;
(b)

the fees and disbursements of counsel to the Underwriters subject to a maximum of $75,000, (which fees and disbursements incurred to the Closing Date shall be paid by way of set off against the aggregate purchase price of the Units payable at Closing) including GST and applicable sales taxes thereon;

(c)	the Underwriters’ reasonable out-of-pocket expenses, subject to a maximum of $20,000;
(d)

the preparation, issuance and delivery to the Underwriters or the Substituted Purchasers as the case may be of any certificates evidencing the Shares, Additional Shares, Warrants, Warrant Shares, Broker Warrants and Broker Shares including all fees in connection with the services of the registrar and transfer agent; and

(e)	all fees payable under Securities Laws and payable to the Toronto Stock Exchange in connection with sales to the Purchasers or in connection with filing the required documents with FINRA.

10.	Conditions of the Underwriters’ Obligations

The obligations of the Underwriters and Substituted Purchasers to purchase and pay for any of the Units shall be subject to the performance by the Corporation of its covenants and agreements hereunder and to the satisfaction of the following additional conditions at the Closing Time:

(a)

the Underwriters shall have received favourable legal opinions dated the Closing Date from the Corporation’s Canadian and U.S. Counsel as applicable, addressed to the Underwriters, Underwriters’ Counsel and the Substituted Purchasers substantially in the form annexed hereto as Schedule “A”. In giving its opinion, each of the Corporation’s Counsel may rely (i) exclusively upon opinions of local counsel as to the matters mentioned therein relating to jurisdictions where Corporation’s Counsel does not practice law and (ii) as to matters of fact, upon certificates of officers of the Corporation, and of public officials;

(b)

the Underwriters shall have received certified copies of the articles and by-laws of the Corporation, and all resolutions and by-laws of or in respect of the Corporation passed in connection with the transactions, actions, events and conditions contemplated by this Agreement and the Subscription Agreements including, without limitation, resolutions authorizing this Agreement and the Subscription Agreements and, the issuance and sale of the Shares, Additional Shares, Warrants, Warrant Shares, Broker Warrants and Broker Shares and the transactions, actions, events and conditions contemplated hereby or such other authorizing documents acceptable to the Underwriters;

(c)

the Underwriters shall have received a certificate, or certificates, dated the Closing Date and executed by the President and Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officers of the Corporation as may be acceptable to the Underwriters), on behalf of the Corporation, without personal liability, to the effect that:

(i)

no order, ruling or determination suspending or cease trading the Common Shares has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, contemplated or threatened by any Securities Regulator;

(ii)

other than as disclosed in the Disclosure Documents, since March 31, 2007 there has not been any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the condition, business, affairs, results, operations, assets or liabilities of the Corporation and its Subsidiaries on a consolidated basis;

(iii)

other than as disclosed in the Disclosure Documents, since March 31, 2007 no material fact has arisen or has been discovered which would have been required to have been stated in the Disclosure Documents had the fact arisen or been discovered on, or prior to the date of such Disclosure Documents;

(iv)

the representations and warranties of the Corporation contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(v)	the Corporation has complied in all material respects with all the terms and conditions of this Agreement on its part to be complied with at or before the Closing Time;
(vi)	as to such other matters of a factual nature as are appropriate and usual in the circumstances and as the Underwriters or the Underwriters’ Counsel may reasonably request;
(d)	the Corporation shall have delivered the certificates representing the Shares and Warrants in accordance with Section 8;
(e)	the Corporation shall have delivered certificates representing the Broker Warrants;
(f)	the Corporation shall have delivered lock-up agreements executed by each director and officer of the Corporation in the form attached hereto as Schedule “E”;
(g)	the Underwriters shall have received their fee and reimbursement for expenses incurred to the Closing Date in the manner specified in Sections 7 and 9; and
(h)

a copy of a letter from the Toronto Stock Exchange confirming that the Shares, Additional Shares, Warrant Shares and Broker Shares have been conditionally accepted for listing on the Toronto Stock Exchange.

11.	Indemnification and Contribution
(a)

The Corporation covenants and agrees to indemnify and save harmless the Underwriters and their U.S. Affiliates and their respective directors, officers, employees, shareholders and agents (collectively, “Underwriters’ Personnel”), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several, caused or incurred by reason of or in connection with:

(i)	any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Corporation by the Underwriters relating to the Underwriters specifically for use therein) in any document filed by the Corporation with the relevant securities regulatory authorities in Canada since December 31, 2007 including all press releases filed on SEDAR, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(ii)

the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Corporation by the Underwriters relating to the Underwriters specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(iii)

any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority based upon any failure or alleged failure to comply with applicable securities laws (other than any failure or alleged failure to comply by the Underwriters) preventing and restricting the trading in or the sale of the Common Shares in the provinces of Canada;

(iv)

the non-compliance or alleged non-compliance by the Corporation with any requirement of Securities Laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	any breach of any representation, warranty or covenant of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder;

and will reimburse the Underwriters promptly upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

Notwithstanding the foregoing, the Corporation will not be liable to indemnify or reimburse an indemnified party in respect of any losses, claims, damages, liabilities, costs or expenses that have been determined, by a court of competent jurisdiction in a decision that has become final and is not appealable, to have been caused by the willful misconduct, fraud or gross negligence of an Indemnified Party (as defined below).

(b)

The Corporation shall not, without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriters or any Underwriters’ Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and all Underwriters’ Personnel from all liability arising out of such claim, action, suit or proceeding.

(c)

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(d)

If any claim, action suit or proceeding shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the “Indemnified Party”) will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other, acting reasonably.

(e)

In any such claim, the Indemnified Party shall have the right to retain other counsel (only one in each jurisdiction) to act on the Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party, unless (i) the Corporation and the Indemnified Party mutually agree to retain such other counsel or (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Corporation, on the other hand, and the Indemnified Party has been advised by counsel that the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred.

(f)

To the extent that any Indemnified Party is not a party to this agreement, the Underwriters shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

(g)

The Corporation hereby waives all rights which it may have by statute or common law to recover contribution from Underwriters or any other Indemnified Party in respect of losses, claims, costs, damages, expenses or liabilities which it may suffer or incur directly or indirectly (in this paragraph, “losses”) by reason of or in consequence of a document of the Corporation containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by or relating solely to the Underwriters or another member of the underwriting syndicate.

12.	Survival

The respective representations, warranties, agreements, covenants, indemnities and contribution obligations of the Corporation and the Underwriters set forth in this Agreement shall survive the Closing Date and remain in full force and effect for a period of three years regardless of: (i) any investigation made by or on behalf of the Corporation, the Underwriters or any of their respective officers or directors; (ii) delivery of and payment for the Units; and (iii) any subsequent disposition by the Substituted Purchasers of the securities underlying the Units.

13.	Obligations of Underwriters

Subject to the terms hereof, the obligations of the Underwriters to purchase the Units at the Closing Time or to arrange for the purchase of its Units by Substituted Purchasers shall be several and not joint and several and their respective obligations and rights in this regard shall be in the following percentages:

Clarus Securities Inc.	85%
Toll Cross Securities Inc.	10%
Loewen Ondaatje McCutcheon Limited	5%

If one of the Underwriters should default in its obligations to purchase its respective percentage of Units or to arrange for the purchase by Substituted Purchasers of its respective percentage of Units, the other Underwriters shall have the right, but not the obligation, at their option, to purchase all but not less than all of the Units which the defaulting Underwriter failed or refused to purchase. If the non-defaulting Underwriter(s) elects not to exercise such right, they shall be entitled, by notice to the Corporation, to terminate this Agreement without liability on the part of the non-defaulting Underwriter or the Corporation (on submission of reasonable evidence of its own ability to purchase its own percentage of the Units unless the termination is in accordance with any other termination provision in this Agreement). In the event of any default by an Underwriter as described in this Section 13, the non-defaulting Underwriter(s) shall have the right to postpone the Closing Date for not more than three business days in order that any changes in the arrangements or documents for the purchase and delivery of the Units may be made. Nothing in this Section 13 shall require the Corporation to sell less than all of the Units or relieve a defaulting Underwriter from liability in respect of its default hereunder to the Corporation and to any non-defaulting Underwriter.

14.	Termination

In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, without liability, at such Underwriter’s sole discretion, to terminate and cancel such Underwriter’s obligations under this Agreement by notice to the Corporation given prior to the Closing Time if, at or prior to the Closing Time:

(a)

there shall have occurred any adverse material change or the Underwriters shall discover any previously undisclosed adverse material fact (determined by the Underwriters, acting reasonably) in relation to the Corporation that has or could reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares; or

(b)

there shall have occurred any change in the applicable securities laws of any province of Canada or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any stock exchange in relation to the Corporation or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Underwriters and not upon activities of the Corporation) which, in the opinion of the Underwriters, acting reasonably, prevents or restricts trading in or the distribution of the Common Shares or adversely affects or might reasonably be expected to adversely affect the market price or value of the Common Shares; or

(c)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Underwriters, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries, on a consolidated basis; or

(d)

a cease trading order is made by any securities commission or other competent authority by reason of the fault of the Corporation or its directors, officers or agents and such cease trading order is not rescinded prior to Closing;

(e)

if the Company is in breach of any material term, condition or covenant of this Underwriting Agreement or any material representation or warranty given by the Company in the Underwriting Agreement becomes or is false; or

(f)	if the Corporation fails to obtain the approval of the Toronto Stock Exchange for the additional listing of the Common Shares to be sold at the

Closing (including the Shares, the Warrant Shares, the Additional Shares and the Broker Shares).

The Underwriters shall be entitled, to terminate and cancel its obligations to the Corporation under this Agreement by written notice to that effect given to the Corporation prior to the Closing.

The rights of termination contained in this Section 14 may be exercised by any or all of the Underwriters and are in addition to the right of any of the Underwriters to terminate as a result of any of the conditions set out in Section 10 not having been satisfied in or prior to the Closing time and to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. A notice of termination given by an Underwriter under this Section 14 shall not be binding upon the other Underwriter. If one but not all of the Underwriters shall exercise the right of termination herein, the others shall have the right, but shall not be obligated, to purchase all of the Units which would otherwise have been purchased by the Underwriter which has so terminated. Nothing in this Section 14 shall oblige the Corporation to sell to the Underwriters, or either of them, less than all of the aggregate principal amount of the Units.

15.	Notices

All communications hereunder shall be in writing and shall be telecopied or delivered, and shall:

(a)	in the case of notice the Corporation, be addressed and sent to:

U.S. Geothermal Inc.

1505 Tyrell Lane

Boise, Idaho 83706

Attention:	Daniel Kunz
Facsimile:	208-424-1030

and

with a copy thereof to (which shall not constitute notice to the Corporation for purposes of this Agreement):

Goodmans

355 Burrard Street, Suite 1900

Vancouver, BC V6C 2G8

Attention:	Bruce Wright
Facsimile:	604-682-7131

and

Dorsey & Whitney LLP

1420 Fifth Avenue, Suite 3400

Seattle, WA 98006

Attention:	Chris Barry
Facsimile:	206-903-8820
(b)	and in the case of notice to the Underwriters, be addressed and sent to:

Clarus Securities Inc.

Suite 1615

200 Burrard Street

Vancouver, British Columbia

V6C 3L6

Attention:	Rod Campbell
Facsimile:	(604) 605-5704

and

Toll Cross Securities Inc.

TD Centre, Royal Trust Tower

77 King Street West, Suite 3120

Toronto, ON M5K 1H1

Attention:	Arlene Ferguson
Facsimile:	416-365-6182

Loewen Ondaatje McCutcheon

55 Avenue Road, East Tower

Ste. 2250 East Tower

Toronto, ON M5R 3L2

Attention: Priya Patil

Facsimile:	(416) 964-4490

with a copy thereof to:

Borden Ladner Gervais LLP

Suite 1200,

200 Burrard Street,

Vancouver, British Columbia

V7X 1T2

Attention:	Nigel P.H. Cave
Facsimile:	(604) 622-5861

The parties may change their respective addresses and telecopy numbers for notice, by notice given in the manner aforesaid. Any such notification shall be deemed to be effective when telecopied or, delivered, if telecopied, or delivered to the recipient on a business day and before 3:00 p.m. (local time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time) on the next following business day.

16.	Successors

This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriters and the Corporation and their respective successors and legal representatives and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

17.	Severability

If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

18.	Advertisements

The Corporation acknowledges that the Underwriters shall have the right, at their own expense, to place such advertisement or advertisements relating to the completion of the sale of the Units contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by applicable law (subject to the Corporation retaining the right, acting reasonably, to approve the use of the Corporation’s name and logo) and the Underwriters shall be solely responsible for such advertisement or advertisements. The Corporation and Underwriters each agree that they will not make or publish any advertisement in any media whatsoever relating to or otherwise publicize the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of any Securities Laws being unavailable in respect of the sale of the Units to Substituted Purchasers. Furthermore, the Corporation shall not issue any press releases relating to or referring to this transaction without the prior written consent of the Underwriters, acting reasonably and in a timely manner, except as may be required by law or the requirements of any Securities Regulator.

19.	Applicable Law

The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Any suit, action or proceeding against any party hereto or any of its assets arising out of or relating to this Agreement may be brought in a competent court of the Province of British Columbia and each party hereto hereby irrevocably and unconditionally attorns and submits to the non-exclusive jurisdiction of such court over the subject matter of any such suit, action or proceeding.

20.	Entire Agreement

This Agreement and the Subscription Agreements constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and the Subscription Agreements and supersedes all prior correspondence, agreements, negotiations, discussions and understandings, written or oral, including without limitation the offer letter between Clarus and the Corporation dated April 9, 2008.

21.	Non-Merger

All provisions of this Agreement and of any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Units shall survive the execution, delivery and performance of this Agreement and Closing and shall continue in full force and effect unaffected by any subsequent disposition of the Units by the Underwriters or its Substituted Purchasers or the termination of the Underwriters' obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in the course of the distribution of the Shares.

22.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.	Time of Essence

Time shall be of the essence of this Agreement.

24.	Currency

All references in this Agreement to dollar amounts or “$” are to lawful money of Canada.

25.	Authority of Clarus Securities Inc.

Clarus is hereby authorized by Toll Cross Securities Inc. and Loewen Ondaatje McCutcheon Limited to act on their behalf and the Corporation shall be entitled to and shall act on any notice given in accordance with this Agreement or any agreement entered into by or on behalf of the Underwriters by Clarus which represents and warrants that it has irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement pursuant to Section 11 which consent shall be given by the Indemnified Party or a notice of termination pursuant to Section 14 which notice may be given by any of the Underwriters.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance by signing in the space provided therefor below and return this letter to us whereupon this letter as so accepted shall constitute a binding agreement among us in accordance with the foregoing.

Yours very truly,

CLARUS SECURITIES INC.

By: ____________________________________

TOLL CROSS SECURITIES INC.

By: ____________________________________ LOEWEN ONDAATJE McCUTCHEON LIMITED By: ____________________________________

Accepted and agreed as of the ____ day of April, 2008

U.S. GEOTHERMAL INC.

By: ____________________________________ Daniel Kunz Chief Executive Officer, President and Director

By: ____________________________________
Doug Glaspey Chief Operating Officer and Director

SCHEDULE “A”

OPINION OF CORPORATION'S COUNSEL TO THE UNDERWRITERS AND THE SUBSTITUTED PURCHASERS

1.	the due incorporation of the Corporation and its Material Subsidiaries and that each of the Corporation and its Material Subsidiaries has not been dissolved;
2.	the qualification of the Corporation and each of its Material Subsidiaries to carry on its business under the laws of each jurisdiction in which it carries on its business;
3.	the corporate power of each of the Corporation and Material Subsidiaries to own its property and carry on its business;
4.	the authorized and issued capital of the Corporation;
5.

the due authorization and issuance of the Shares, and the due authorization and reservation for issuance of the Additional Shares, Warrant Shares and Broker Shares, all as fully paid and non-assessable shares;

6.

based solely on a review of the shareholders’ register of the Material Subsidiaries, the Corporation is the sole registered holder of all of its outstanding shares in its capital of each Material Subsidiary;

7.

the approval of the listing of the Shares, the Additional Shares, the Warrant Shares and the Broker Shares on the Toronto Stock Exchange subject to filing of required documentation and payment of fees within applicable time periods;

8.

the authorization, execution, delivery, binding effect and enforceability of this Agreement, the Warrant Certificate, the Broker Warrant Certificate and the Subscription Agreements by, on and against the Corporation, subject to bankruptcy laws, the availability of equitable remedies and except with respect to rights to indemnity, contribution and waiver of contribution which may be subject to applicable laws;

9.	the appointment of Computershare at its office in the City of Vancouver as transfer agent and registrar for the Common Shares;
10.

the form of certificate representing the Common Shares has been duly approved by the Corporation and complies with the laws of the Corporation’s jurisdiction of incorporation, the constating documents of the Corporation and the requirements of the Toronto Stock Exchange;

11.

this Agreement and the issuance and sale of the Shares, the Additional Shares, the Warrants, the Warrant Shares and the Broker Warrants not conflicting with or resulting in a breach of or a default under, in any material respect, (i) any of the terms, conditions or provisions of the constating documents of the Corporation, (ii) any of the resolutions of the directors or shareholders of the Corporation, (iii) the provisions of any U.S. federal or Delaware Law, statute, rule or regulation to which the Corporation is subject;

12.	the Corporation is a reporting issuer not in default under the Securities Laws of the Provinces of Ontario, Alberta and British Columbia;
13.

the offering, sale and issuance of the Shares, Additional Shares, the Warrants, the Warrant Shares, Broker Warrants and Broker Shares in accordance with the terms of this Agreement are exempt from the prospectus requirements of the Canadian Securities Laws, and the only filing, proceeding, approval, permit, consent or authorization required to be made, taken or obtained under the Securities Laws is the filing with the applicable provincial securities regulatory authority within the prescribed time periods, of a report in Form 45-106FI (as prescribed by National Instrument 45-106 of the Canadian Securities Administrators) prepared and executed in accordance with applicable Securities Laws, together with the requisite filing fees;

14.

The first trade, if any, by a Substituted Purchaser or an Underwriter, as applicable, of the Shares, the Additional Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares, other than a trade which is otherwise exempt under Securities Laws, will be a distribution subject to the prospectus and registration requirements of Securities Laws unless:

(a)	the Corporation is and has been a reporting issuer in one of the jurisdictions in Canada for the four months immediately preceding the trade;
(b)	at least four months have elapsed form the Closing Date;
(c)

the certificates representing the Shares, the Broker Warrants and the Broker Shares (if such Broker Shares are issued within four months of the Closing Date) bear a legend in the form prescribed by National Instrument 45-102;

(d)	the first trade is not a “control distribution” (within the meaning of National Instrument 45-102);
(e)	no unusual effort is made to prepare the market or to create a demand for the security that is subject of the trade;
(f)	no extraordinary commission or consideration is paid to a person in respect of the trade;
(g)

if the Substituted Purchaser is an insider or officer of the Corporation, such Substituted Purchaser has no reasonable grounds to believe the Corporation is in default of securities legislation (as such term is defined in National Instrument 14-101).

15.

The offer and sale of the Shares, Additional Shares and Warrants to the Substituted Purchasers or to the Underwriters in the manner described in the Underwriting Agreement and Subscription Agreements are exempt from the registration provisions of the 1933 Act.

16.	The Corporation is not an “investment company” (as defined in the Investment Company Act of 1940) that is required to be registered under such Act.

SCHEDULE “B”

UNDERWRITERS' CERTIFICATE

In connection with the private placement in the United States of Offered Units (the “Securities”) of U.S. Geothermal Inc. (the “Corporation”) pursuant to the Underwriting Agreement dated as of April 28, 2008, among the Corporation, and the Underwriters named therein (the “Underwriting Agreement”), the undersigned does hereby certify as follows:

(A)

each U.S. affiliate of the undersigned Underwriter (a “U.S. Affiliate”) who offered or sold Securities in the United States, or to, or for the account or benefit of, a U.S. Person, is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and is in good standing with the Financial Industry Regulatory Authority Inc. on the date hereof and on the dates of such offers and sales;

(B)

all offers and sales of Securities in the United States, or to, or for the account or benefit of, a U.S. Person, have been effected in accordance with U.S. broker-dealer requirements in all material respects;

(C)

immediately prior to contacting any offeree, we had reasonable grounds to believe and did believe that each offeree was an “accredited investor” as specified in Rule 501(a) of Regulation D (an “Accredited Investor”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) and, on the date hereof, we continue to believe that each person purchasing Securities is an Accredited Investor;

(D)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the Internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities in the United States or to U.S. persons;

(E)

the offering of the Securities in the United States, or to, or for the account or benefit of, a U.S. Person, has been conducted by us through our U.S. affiliates in accordance with the terms of the Underwriting Agreement; and

(F)	prior to any sale of Securities in the United States, or to, or for the account or benefit of, a U.S. Person, we obtained properly completed and executed Subscription Agreements from all purchasers.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this __ day of __________, 2008.

UNDERWRITER	U.S. AFFILIATE

By:	By:
Name:	Name:
Title:	Title

SCHEDULE “C”

SUBSCRIPTION AGREEMENT

SCHEDULE E

LOCK-UP AGREEMENT

•, 2008

Clarus Securities Inc.

1615, 200 Burrard Street

Vancouver, British Columbia

V6C 3L6

Toll Cross Securities Inc.

TD Centre, Royal Trust Tower

77 King Street West, Suite 3120

Toronto, ON M5K 1H1

Loewen Ondaatje McCutcheon

55 Avenue Road, East Tower

Ste. 2250 East Tower

Toronto, ON M5R 3L2

U.S. Geothermal Inc.

1509 Tyrell Lane

Suite B

Boise, Idaho 83706

Ladies and Gentlemen:

The undersigned director or officer of U.S. Geothermal Inc. (the “Company”) understands that Clarus Securities Inc., Toll Cross Securities Inc. and Loewen Ondaatje McCutcheon (together, the “Underwriters”) have entered into an underwriting agreement with the Company dated April •, 2008 (the “Underwriting Agreement”) providing for the public offering (the “Offering”) of • common shares in the capital of the Company. This Lock-Up Agreement is being entered into in accordance with Section 10(f) of the Underwriting Agreement.

In consideration for the benefit that the Offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with the Company and the Underwriters that the undersigned will not, directly or indirectly, without the prior written consent of Clarus Securities Inc. (which consent may not be unreasonably withheld):

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, announce any intention to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any common shares in the capital of the Company (“Common Shares”) or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file a registration statement or prospectus with respect to any of the foregoing; or
(ii)

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case, during the period of 120 days from April •, 2008 (the date of closing of the Offering), other than pursuant to a bona fide offer by a third party to acquire Common Shares or securities exchangeable or convertible into Common Shares made to all holders of such securities.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement and the representation and warranties contained herein.

Very truly yours,

By: _________________________
         Name:
         Title: